ROKWADER, INC.

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Rokwader, Inc. (the “Company”), will be held on Tuesday, May 26, 2009, at 2:00 p.m., Pacific Standard Time, at the Four Seasons Hotel, in the California Health and Longevity Institute Boardroom, Two Dole Drive, Westlake Village, California 91362. The Meeting will be held for the following purposes:

1.	To elect four directors to the Board of Directors of the Company for the ensuing year; and

2.	To ratify the appointment of Stonefield Josephson, Inc., Certified Public Accountants, as the Company’s independent auditor for the fiscal year ending December 31, 2009; and

3.	To transact such other business as may properly come before the Meeting and at any postponements or adjournments thereof.

Only stockholders of record at the close of business on April 10, 2009, are entitled to notice of and to vote at the Meeting or at any postponements or adjournments thereof.

Please be advised that Mr. Yale Farar (“Mr. Farar”) owns a majority of the issued and outstanding shares of common stock of the Company. The Board of Directors has been advised that Mr. Farar, our largest stockholder (holding 76.4% of our common stock), will vote his shares in favor of the election of the directors named in Proposal One and the ratification of the appointment of the independent auditor named in Proposal Two.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE NOT REQUESTED TO SEND US A PROXY.

By Order of the Board of Directors,

Yale Farar
President

April 27, 2009
Calabasas, California

TABLE OF CONTENTS
TO
INFORMATION STATEMENT
FOR
2009 ANNUAL MEETING OF STOCKHOLDERS
OF
ROKWADER, INC.

ROKWADER, INC.
23950 Craftsman Road
Calabasas, California 91302
(818) 224-3675

INFORMATION STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 26, 2009

GENERAL INFORMATION

This Information Statement is furnished by and on behalf of the Board of Directors (the “Board”) of Rokwader, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), for use at our Annual Meeting of Stockholders to be held at the Four Seasons Hotel, in the California Health and Longevity Institute Boardroom, Two Dole Drive, Westlake Village, California 91362, on Tuesday, May 26, 2009 at 2:00 p.m., Pacific Standard Time, and at any and all postponements or adjournments thereof (collectively referred to herein as the “Meeting”). This Information Statement and the Notice of Annual Meeting of Stockholders will be first mailed or given to our stockholders on or about April 27, 2009.

WE ARE NOT ASKING YOU TO SUBMIT A PROXY TO VOTE YOUR SHARES AT THE MEETING AND YOU ARE NOT REQUIRED TO SEND US A PROXY

You are welcome to attend the meeting in person to vote your shares. However, we have been informed that our largest stockholder intends to vote all of his shares of Company common stock for the election of directors named in Proposal One and for the ratification of appointment of independent auditor named in Proposal Two. Accordingly, these matters are expected to be approved.

This Information Statement is being furnished to you solely for the purpose of informing you and the other stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and the Delaware General Corporation Law (the “Delaware Law”).

Section 141(f) of the Delaware General Corporation Law (the “Delaware Law”) provides that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes hereafter described, the Board voted to utilize, and has obtained, the written consent of the Consenting Stockholders who own shares representing a majority of our common stock. The resolutions adopted in that written consent will not become effective before the date which is 20 days after this Information Statement is first mailed to stockholders. You are urged to read this Information Statement in its entirety for a description of the action taken by the Consenting Stockholders.

Pursuant to Section 228(c) of the Delaware Law, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters’ or appraisal rights under the Delaware Law are afforded to the Company’s stockholders as a result of the approval of the proposals.

ABOUT THE MEETING

What is being voted on at the Meeting?

The Board is asking stockholders to consider and approve two proposals at this year’s Meeting:

(1)	The election of four directors to the Board for the ensuing year; and

(2)	A proposal to ratify the appointment of Stonefield Josephson, Inc., Certified Public Accountants, as the Company’s independent auditor for the fiscal year ending December 31, 2009; and

(3)	To transact such other business as may properly come before the Meeting and at any postponements or adjournments thereof.

Who can vote at the Meeting?

The Board set the close of business on April 10, 2009 as the record date for the Meeting. Only persons holding shares of our common stock, $0.01 par value (“common stock”), of record at the close of business on April 10, 2009 are entitled to receive notice of and to vote at the Meeting. Each holder of common stock will be entitled to one vote per share on each matter properly submitted for vote to our stockholders at the Meeting. At the close of business on April 10, 2009, there were 2,213,718 shares of common stock outstanding. Therefore, there are a total of 2,213,718 votes that are entitled to be cast at the Meeting.

What constitutes a quorum for the Meeting?

Fifty-one percent (51%) of the outstanding shares entitled to vote at the Meeting, represented in person or by proxy, constitutes a quorum for the Meeting. To establish a quorum, we need 1,106,860 of the votes entitled to be cast to be present in person or by proxy. Votes cast in person or by proxy as to which authority to vote on any proposal is withheld, shares of stock abstaining as to any proposal, and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer’s shares of stock on one or more matters) on any proposal will be considered present at the Meeting for purposes of establishing a quorum for the transaction of business at the meeting. Each of the foregoing categories will be tabulated separately.

What vote is required to approve each item?

Election of Directors.   The election of each director nominee (Proposal One) requires the affirmative vote of a plurality of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Meeting. Our stockholders are not entitled to cumulate votes with respect to the election of directors. Members of the Board who collectively own or have voting authority for an aggregate 1,876,884 shares of the Company’s outstanding common stock (the “Consenting Stockholders”) intend to vote in favor of each of management’s nominees for directors. These stockholdings represent approximately 84.8% of the total outstanding common stock of the Company, as of the Record Date, which is sufficient to take the proposed action to elect the directors. Even though the Consenting Stockholders are themselves the nominees for directorship, they have the authority under Delaware law to vote in favor of themselves and to elect the nominees to the Board.

Ratification of Appointment of Independent Auditor.   The ratification of the appointment of Stonefield Josephson, Inc. Certified Public Accountants, as our independent auditor for the fiscal year ending December 31, 2009 (Proposal Two) requires the affirmative vote of a majority of the outstanding shares of common stock present and entitled to vote at the Meeting.

Other Matters.   If you hold your shares of stock in “street name,” your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares of stock may not be voted on those matters and will not be counted in determining the number of shares of stock necessary for approval. Shares of stock represented by such “broker non-votes,” however, will be counted in determining the existence of a quorum.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Our Annual Report for the year ended December 31, 2008, on Form 10-K (the “10-K”) is being mailed to stockholders concurrently with this information statement. The 10-K is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

Our executive offices are located at 23950 Craftsman Road, Calabasas, California 91302 and our telephone number at that location is (818) 224-3675.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Composition of Board of Directors

Our bylaws provide that the Board shall consist of not less than two and not more than nine directors. The Board currently consists of four members. The Board has fixed the size of the Board to be elected in 2009 at four members. There are no family relationships among any of our current directors, the nominees for directors and our executive officers.

The Consenting Stockholders, consisting of (i) Yale Farar, who collectively beneficially owns more than a sufficient number of votes to cause the election of the entire Board himself and (ii) other members of the Board, intend to vote all shares of our common stock, beneficially owned by them, FOR the election of the nominees listed below. These nominees have been selected by the Board. All of the nominees are currently members of the Board. If elected each nominee will serve until the annual meeting of stockholders to be held in 2010 (or action by written consent of stockholders in lieu thereof), or until his successor has been duly elected and qualified.

In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the present Board will fill any such vacancy. In the event that additional persons are nominated for election as directors, the Consenting Stockholders intend to vote all of their shares for the nominees listed below and against any such additional nominees. As of the date of this information statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

The Board does not have a Nominating/Corporate Governance Committee primarily because of capital constraints, the Company’s early operational state and the size of the current Board make constituting and administering such a committee excessively burdensome and costly. With respect to the nominees for election in 2009, every director of the Company participated in the decisions relating to the nomination of directors.

Nominees for Election as Directors

The following is certain information as of April 10, 2009 regarding the nominees for election as directors:

Name	Age	Position	Year Appointed
Yale Farar	70	President and Director	2005
Mitchell W. Turk (1)	54	Chief Financial Officer, Secretary and Director	2005
Gary Saderup (1)	57	Director	2005
Steve Dorff	60	Director and President of Latigo Shore Music, Inc.	2007

_____________________
(1)	Member of Audit Committee

Biographical Information Regarding Directors and Nominees

Yale Farar, President and Director, has been an active private investor for over 35 years, specializing in corporate development. Since April 1996, Mr. Farar has also been the manager and principal owner of Brooktide, LLC, and the controlling stockholder of Rokwader. Brooktide, LLC is owned by, and engages in investment and financial management for Mr. Farar. No other company affiliated with Mr. Farar, other than Brooktide, LLC, has any relationship with Rokwader.

Mitchell W. Turk, Chief Financial Officer, Secretary and Director, has been the President and CEO of privately-held Certified Components Group, Inc. since January 2000. Certified Components Group, Inc. is an independent ISO 9001/2000 certified electronic component distributor servicing the electronics manufacturing industry worldwide, and a founding member of the Electronic Resellers Association, Inc. Mr. Turk is also a founding partner in Mitali Engineering, a private partnership formed in April 1998, that distributes surplus electronic components, and has been an active private investor for over twenty years.

Gary Saderup, Director, has been an active artist, publisher and independent businessman for over 29 years. Through his company, Gary Saderup, Inc., formed in December 1994, Mr. Saderup has sold his work internationally, including in Japan, Australia, South Africa, the U.K., Germany and Canada, as well as within the U.S. Mr. Saderup studied at Brigham Young University, the University of Hawaii, and the Art Center College of Design. Mr. Saderup has also previously worked as a professional actor and director. Mr. Saderup is also co-owner of a theatrical production company in Ventura County, California. Through this company he has produced and starred in three theatrical productions in the past few years.

Steve Dorff, the President of Latigo, is a long-time composer and producer. Mr. Dorff is a three-time Grammy nominee and has often been on the nation's top music charts. His résumé includes nine #1 film songs and 15 Top 10 hits, including the Kenny Rogers' classic "Through the Years", a BMI 3 million performance song, as well as "I Just Fall In Love Again ", the Anne Murray record that captured Billboard's #1 Song Of The Year honors. His many songs have been sung by some of the greatest artists of our time including Barbra Streisand, Celine Dion, Whitney Houston, George Strait, Vanessa Williams and others. Emmy Nominee for five television compositions, his credits include such stalwarts as "Murphy Brown" and "Murder She Wrote". He has also contributed to various television series’ like "Growing Pains", "Alien Nation", "Spenser: for Hire", "Major Dad", "Colombo", "Reba", and "Rodney". His many TV and cable movie credits include the Emmy nominated CBS mini-series "Elvis", the Hallmark Hall of Fame "Rose Hill", the animated Christmas classic "Annabelle's Wish", "Babe Ruth", "The Quick and The Dead", "Moonshine Highway" and "The Defiant Ones". Mr. Dorff’s many movie songs and scores have been featured in "Bronco Billy", "Blast from the Past", "Rocky IV", "Pure Country", "Tin Cup", "Michael", "Dudley Do-Right", "Dancer, Texas", "The Last Boy Scout", "Curly Sue" and "Honky Tonk Man".

Directors serve for a one-year term. There are currently no agreements or understandings whereby any officer or director would resign at the request of another person. None of our officers or directors is acting on behalf of or will act at the direction of any other person.

Board Committees

Audit committee

The audit committee of our board of directors is responsible for reviewing and monitoring our financial statements and internal accounting procedures, recommending the selection of independent auditors by our board, evaluating the scope of the annual audit, reviewing audit results, consulting with management and our independent auditor prior to presentation of financial statements to stockholders and, as appropriate, initiating inquiries into aspects of our internal accounting controls and financial affairs. Our audit committee consists of Mr. Turk who serves as chairman and Mr. Saderup. Due to the fact that we are in our business development stage and have not yet assembled our complete management team, the audit committee does not currently have exclusively disinterested directors as members nor does it have a member who qualifies as a disinterested "audit committee financial expert" under the federal securities laws. We hope to be able to fill these positions during the latter part of 2009.

Compensation and Nominations Committees

We currently have no compensation or nominating committee or other board committee performing equivalent functions. Currently, all members of our board of directors participate in discussions concerning executive officer compensation and nominations to the board of directors.

Code of Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics applicable to our directors, officers and employees, in accordance with applicable federal securities laws and the FINRA Rules.

Indemnification of Executive Officers and Directors

The General Corporation Law of the State of Delaware permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. Article VII of our Certificate of Incorporation states that we may provide indemnification of our agents, including our officers and directors to the maximum extent permitted by the Delaware Corporation Law. In the event that a claim for indemnification (other than the payment by us of expenses incurred or paid by our sole director and officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is appropriate and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC") and each exchange on which the Company's securities are registered. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all ownership forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from the officers, directors, or persons holding greater than 10% of Company stock, no ownership disclosure form (SEC Form 5) was required for those persons. All of the required Form 3's and up to date Form 4's for the directors have been filed with the SEC. There were no transfers of the Company's common stock by any persons subject to Section 16(a) requirements.

Meetings of the Board

The Board held two meetings and acted by written consent two times during 2008. Each of the incumbent directors attended all of the aggregate number of meetings of the Board and committees on which the director served in 2008. Each of our directors is encouraged to attend our annual meeting of Stockholders, when these are held, and to be available to answer any questions posed by stockholders to such director.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of our Chief Executive Officer during the last two fiscal years ended December 31, 2008 and 2007. No officers or directors received annual compensation in excess of $100,000 during the last two completed fiscal years.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
					Awards		Payout
	Year	Salary	Bonus($)	Other Annual Compensation($)	Restricted Stock Award(s)	Securities Underlying Options (#)	LTIP Payout($)	All Other Compensation

Yale Farar	2008	0	0	0	0	0	0	0

President	2007	0	0	0	0	0	0	0

Mr. Farar has provided services to us at no charge during the early stages of our business. As our business progresses and grows, we expect to begin paying salaries to each of our officers. We also expect to hire part-time and full-time employees and consultants who will be paid compensation and consulting fees.

Employment Agreement

Rokwader does not currently pay any compensation to its officers or directors, and except for Steve Dorff, there are no employment agreements.  In connection with the acquisition of Latigo, the Company entered into an employment agreement with Mr. Dorff, which expired on January 31, 2009. On February 12, 2009, the Company authorized the issuance of 15,000 shares of its common stock to Mr. Dorff for past services rendered to the Company and extended his employment agreement until March 31, 2009. Under the terms of the agreement Mr. Dorff, the President, Secretary and Chief Financial officer of Latigo, will continue to provide Latigo, on a non-exclusive basis, services for the exploitation of musical compositions owned or controlled by Latigo and for the operation of an artist development production company. Nothing shall prevent Mr. Dorff from working independently from Latigo as a producer of musical scores for television and film, and providing his services as a record producer for recording artists signed to other record labels. Mr. Dorff will be paid a performance based compensation of 38% of all income earned by Latigo from the results of Mr. Dorff’s employee services less all operating expenses, including general and administrative expenses, incurred by Latigo.

Stock Option Plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director's Compensation

At present we do not pay our directors for attending meetings of our Board of Directors, although we expect to adopt a director compensation policy by the end of the current year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth as of April 10, 2009 the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are no known pending or anticipated arrangements that may cause a change in control.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage of Outstanding Common Stock

Brooktide, LLC (2)	1,690,214	76.4%
Yale Farar (3)	1,690,214	76.4%
Mitchell W. Turk (4)	40,000	1.8%
Gary Saderup (4)	31,670	1.4%
Steve Dorff (4)	115,000	5.2%
Officers and Directors (4 persons)	1,876,884	84.8%

(1)	The address for each person or entity listed on the table other than Brooktide, LLC is c/o Rokwader, Inc., 23950 Craftsman Road, Calabasas, CA 91302.

(2)	The address for Brooktide, LLC is 123 West Nye Lane, #510, Carson City, Nevada 89706. Brooktide, LLC is owned by, and engages in investment and estate-planning activities for, Mr. Farar.

(3)
These shares are held in the name of Brooktide, LLC of which Yale Farar, Rokwader’s President and Director, is the sole Manager of Brooktide, LLC. As sole Manager, Mr. Farar has voting and investment power over these shares.

(4)	Individual has sole voting and investment power over such shares.

Certain Relationships and Related Party Transactions and Director Independence

On August 16, 2007 the Company issued 104,500 shares of its common stock to three of its directors and one outside contractor for services rendered to the Company. In addition, on August 16, 2007, the Registrant issued 1,000,000 shares of its common stock to Brooktide, LLC, in full satisfaction of $280,000 plus interest owed to Brooktide, LLC. The $280,000 owed to Brooktide, LLC was comprised of the $170,000 loan to the Company pursuant to the Agreement to Advance Funds dated September 21, 2005, and amendments thereto, and a $110,000 loan to the Company in accordance with a 6% Subordinated Convertible Promissory Note.

On September 26, 2007, in order to provide a fair and reasonable percentage in ownership of the Company and a fair and reasonable share price for potential future investors, the Company adjusted its capitalization. The Company received, from Brooktide, LLC, 544,286 shares of common stock for cancellation. The Company cancelled and returned the shares of common stock to authorized but unissued status.

All of the individuals and entities receiving the Company’s common stock are “accredited” investors. The shares of common stock are all restricted shares and the stock certificates have been affixed with a legend restricting sales and transfers. The Registrant issued the common stock pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) and Section 4(6) of the Securities Act of 1933, as amended.

On November 13, 2007, Brooktide, LLC, loaned the Company $75,000, pursuant to a 6% convertible promissory note. The note is a demand note and may be prepaid at any time, without premium or penalty. The Note can be converted by the holder into common stock of the Company at an initial conversion price of $0.375 per share.

 We currently use the offices and music recording studio of management at no cost to us. Management has agreed to continue this arrangement until we complete an acquisition or merger.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Board has appointed Stonefield Josephson, Inc., Certified Public Accountants (“Stonefield”), to serve as our independent auditor for the fiscal year ending December 31, 2009. Stonefield has served as our independent auditor since February, 2005. Our stockholders are being asked to ratify this appointment at the Meeting.

The Company considers Stonefield to be well qualified.   A representative of that firm is expected to be present at the Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. Neither the firm nor any of its partners has any direct financial interest or any indirect financial interest in the Company other than as independent auditors. This selection is being submitted for ratification at the meeting.

The affirmative vote of the holders of a majority of the shares of common stock present at the Meeting and entitled to vote is required for such ratification. If not ratified, the selection will be reconsidered by the Board of Directors, although the Board will not be required to select a different independent registered public accounting firm for the Company.

Principal Accountant Fees and Services

During the last two fiscal years, Stonefield Josephson, Inc., the Company’s independent auditors, have billed for their services as set forth below. In addition, fees and services related to the audit of the financial statements of the Company for the period ended December 31, 2008, as contained in this Report, are estimated and included for the fiscal year ended December 31, 2008.

	Year ended December 31,
	2008	2007

Audit Fees	$24,000	$24,000

Audit-Related Fees	$10,113	$2,973

Tax Fees	$-0-	$-0-

All Other Fees	$-0-	$-0-

Pre-Approval Policy

Our Board as a whole pre-approves all services provided by Stonefield Josephson, Inc.  Prior to the engagement of Stonefield Josephson, Inc., for any audit or non-audit related services, the Board must conclude that such services are compatible with Stonefield Josephson, Inc.’s independence as our auditors. All 2008 services performed by Stonefield were pre-approved by the Audit Committee.

The Board recommends ratification of the appointment of Stonefield Josephson, Inc., Certified Public Accountants, as the Company’s independent auditor for the fiscal year ended December 31, 2009.

STOCKHOLDER PROPOSALS

From time to time stockholders present proposals that may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting of stockholders. Under the rules of the SEC, to be included in the proxy statement for our 2010 annual meeting of stockholders, proposals must be received by us no later than December 31, 2009.

ANNUAL REPORT ON FORM 10-K

We filed with the SEC our Annual Report for the year ended December 31, 2008 on Form 10-K on March 18, 2009.  A copy of the 10-K has been mailed to all stockholders along with this information statement.  Stockholders may obtain additional copies of the 10-K and the exhibits thereto, without charge, by writing to our Corporate Secretary, at our principal executive offices at 23950 Craftsman Road, Calabasas, California 91302.  The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, with exhibits, as well as other filings by the Company with the SEC, are also available through the SEC’s Internet site at www.sec.gov. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

OTHER MATTERS

Management does not know of any matters to be considered by stockholders at the meeting other than those set forth herein and in the notice accompanying this information statement.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

Yale Farar
President

Calabasas, California
April 27, 2009